Deferred Compensation Plan

Wyeth


PLAN DOCUMENT




                  Amended and Restated as of November 20, 2003
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Wyeth

DEFERRED COMPENSATION PLAN



PLAN DOCUMENT

                                     PURPOSE


The Plan is an unfunded deferred compensation plan that provides certain key employees of the Company with the opportunity to voluntarily defer receipt of a portion of their compensation. Wyeth adopted the Plan to enable the Company to attract and retain a select group of management and highly compensated Employees.

                           Section One - DEFINITIONS

      Whenever used in the Plan, unless clearly apparent from the context, the following terms shall have the following meanings:

     (a) "Administrator" means the Committee or such entity or person to whom the Committee may delegate responsibility for administration of the Plan.

     (b)  "Amended and Restated Effective Date" means November 20, 2003.

     (c) "Base Salary" means, except as set forth in the next sentence, for purposes of deferrals under the Plan, the annual base cash compensation to be paid during a Plan Year by the Company to an Eligible Employee for services rendered during such Plan Year. Notwithstanding the foregoing, solely for purposes of determining whether an Employee is an Eligible Employee, "Base Salary" means the annual base compensation from all sources (i.e., regardless of whether United States source or foreign source) to be paid during a Plan Year by Wyeth and its Subsidiaries to an Employee for services rendered during such Plan Year.

     (d) "Beneficiary" means one or more persons or entities (including a trust or estate) designated by a Participant to receive payment of any unpaid balance in the Participant's Deferral Account under the Plan in the event of the Participant's death. Such designation shall be made on a form provided by the Recordkeeper and approved by the Administrator in accordance with its rules as provided in Section 9(i).

     (e)  "Board of Directors" means the Board of Directors of Wyeth.

     (f) "Bonus Compensation" means cash compensation to be paid during a Plan Year to an Eligible Employee by the Company for services rendered under any

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          incentive compensation or bonus plan, program or arrangement which is maintained or which may be adopted by the Company.

     (g) "Change in Control" means the first to occur of any of the following events:

          (i) any person or persons acting in concert (excluding Wyeth benefit plans) becomes the beneficial owner of securities of Wyeth having at least twenty percent (20%) of the voting power of Wyeth's then outstanding securities (unless the event causing the twenty percent (20%) threshold to be crossed is an acquisition of voting common securities directly from Wyeth); or

          (ii) the consummation of any merger or other business combination of Wyeth, sale or lease of Wyeth's assets, or combination of the foregoing transactions (the "Transactions"), other than a Transaction immediately following which the shareholders of Wyeth who owned shares immediately prior to the Transaction (including any trustee or fiduciary of any Wyeth employee benefit plan) own, by virtue of their prior ownership of Wyeth's shares, at least sixty-five percent (65%) of the voting power, directly or indirectly, of (a) the surviving corporation in any such merger or other business combination; (b) the purchaser or lessee of the Wyeth's assets; or (c) both the surviving corporation and the purchaser or lessee in the event of any combination of Transactions; or

          (iii) within any twenty-four (24) month period, the persons who were directors immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board of Directors or the board of directors of a successor to Wyeth. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has expressed an intent to effect a Change in Control or engage in a proxy or other control contest).

     (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (i) "Committee" means the Compensation and Benefits Committee of the Board of Directors.

     (j) "Company" means Wyeth, a Delaware corporation ("Wyeth"), together with its wholly owned Subsidiaries in the United States, including Puerto Rico.

     (k) "Deemed Interest" means the amount of interest that would have been earned had an amount deferred hereunder been invested at the Deemed Rate of Interest.


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     (l)  "Deemed Rate of Interest" means (i) prior to June 1, 1999, the average of the quarter end yields for a ten (10) year period ending September 30 of the prior year of the ten (10) year U.S. Treasury notes plus two percent (2%); and (ii) thereafter, ten percent (10%) per annum, compounded quarterly. No portion of a Participant's Deferral Account that is not allocated to the Deemed Interest Investment Option as of the DRI Closing Date may be allocated to the Deemed Interest
          Investment Option on or after the DRI Closing Date. No portion of a Participant's Deferral Account that is allocated to the Deemed
          Interest Investment Option following the DRI Election Date may be subsequently allocated to another Investment Option. No portion of a Participant's Deferral Account allocated to the Deemed Interest Investment Option as of the Amended and Restated Effective Date may be allocated, on or prior to the DRI Election Date, to another Investment Option unless the Participant irrevocably waives any right to reallocate such transferred amount back to the Deemed Interest Investment Option at any time after the DRI Election Date.

     (m) "Deferral Account" means a bookkeeping account (including all subaccounts) maintained by the Recordkeeper for each Participant to record his or her balance under the Plan. A Participant's Deferral Account shall consist of the sum of: (i) all of a Participant's deferrals under the Plan, whether made before or after the Amended and Restated Effective Date, including amounts rolled into the Predecessor Plan as of the Original Effective Date, plus or minus (ii) Investment Earnings/Losses on those amounts in accordance with the applicable crediting provisions of the Plan that relate to the Participant's Deferral Account, minus (iii) all distributions or withdrawals made to a Participant or his or her Beneficiary pursuant to the Plan that relate to his or her Deferral Account.

     (n) "Disability" means a period of disability during which a Participant qualifies for permanent disability benefits under the Company's long-term disability plan, or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for permanent disability benefits under such a plan had the Participant been a Participant in such a plan, as determined in the sole discretion of the Administrator. If the Company does not sponsor such a plan, or discontinues to sponsor such a plan, Disability shall be determined by the Administrator in its sole discretion.

     (o)  "DRI Closing Date" means April 1, 2004.

     (p)  "DRI Election Date" means December 19, 2003.

     (q) "Election Form" means the form or forms established from time to time by the Administrator, that a Participant completes, signs and returns to the Recordkeeper to make an election under the Plan.

     (r) "Eligible Employee" means an active Employee of the Company who at any time during the Plan Year is eligible to receive Base Salary for the Plan Year on an annualized basis of not less than one hundred fifty-five thousand dollars


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          ($155,000) or such other amount as may be determined from time to time by the Administrator. The determination of whether an Employee is an Eligible Employee shall be made at the sole discretion of the Administrator.

     (s)  "Employee" means any employee of the Company.

     (t) "Executive Retirement Payments" means the payments an Eligible Employee is eligible to receive from the Wyeth ERP, the Wyeth SERP, and the Wyeth SESP.

     (u) "Investment Earnings/Losses" means the income, gains and losses that would have been realized had an amount deferred hereunder actually been invested in the Investment Option or Options selected by a Participant.

     (v) "Investment Options" means the investment options as listed in Appendix A, which is attached hereto and incorporated herein by this reference, that are used as hypothetical investment options among which the Participant may allocate all or a portion of his or her Deferral Account. The Administrator may amend or change available Investment Options (other than the Deemed Interest Investment Option) from time to time as it deems appropriate in its sole discretion, as provided for in Section 7(f); it being understood that the Deemed Rate of Interest may be amended only by the Committee in accordance with
          Section 1(o) above.

     (w)  "Market Interest Option" means the Investment Option described in
          Section 5(b).

     (x) "Market Rate" means, for a particular calendar year, (i) 120% of the long-term applicable federal rate, with quarterly compounding, for the month of January of such calendar year, as published under Section 1274(d) of the Code for such year or (ii) such other rate as shall be specified from time to time by the Committee, except that any rate specified under clause (ii) shall only apply to amounts in a Deferral Account on a prospective basis and following reasonable notice of such rate to Participants.

     (y) "Normal Retirement Date" shall have the same meaning as set forth in the Wyeth Retirement Plan - United States.

     (z) "Original Effective Date" means the original effective date for the Predecessor Plan, which was July 31, 1997.

     (aa) "Partial Termination Date" means December 20, 2004, or such earlier date as determined in the sole discretion of the Committee.

     (bb) "Partial Termination Election Form" means the Election Form(s) established for the purposes of making the election described in
          Section 8(h).

     (cc) "Participant" means an Employee or Retiree (for so long as he or she retains a Deferral Account under the Plan): (i) who at the time of commencement of his or her participation in the Plan was an Eligible Employee, (ii) who elects to participate in the Plan, (iii) who signs and returns all enrollment forms required by


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          the Recordkeeper, and (iv) whose signed form(s) are accepted by the
          Recordkeeper. The term "Participant" shall include an individual, including a Retiree, who is not making deferrals but retains a Deferral Account in the Plan (including through the Predecessor Plan).

     (dd) "Plan" means the Wyeth Deferred Compensation Plan as set forth herein and as it may be amended and/or restated from time to time.

     (ee) "Plan Year" means the calendar year.

     (ff) "Predecessor Plan" means the American Home Products Corporation Deferred Compensation Plan, which was effective as of July 31, 1997, and which replaced and subsumed all Company sponsored deferral plans or programs that existed for members of a select group of management Employees prior to July 31, 1997.

     (gg) "Recordkeeper" means the entity selected by the Administrator from time to time to maintain records of the Deferral Accounts of Participants and provide administrative services.

     (hh) "Retiree" means an individual who is Retired.

     (ii) "Retirement", "Retire(s)" or "Retired" means separation from employment from the Company for any reason other than a leave of absence, death or Disability on or after the earlier of the attainment of (i) age sixty-five (65) or (ii) age fifty-five (55) with five (5) Years of Service.

     (jj) "Retirement Benefit" means the type and form of payments available to a Participant upon Retirement as described in Section 8(b).

     (kk) "Retirement Benefit Installment Payout Dates" means, with respect to a deferral made by a Participant, the first day of the calendar quarter elected (initially or upon re-deferral pursuant to Section 8(b)(3)) by the Participant for the commencement of installment payments and, in the case of annual installments, the anniversary dates thereof and, in the case of quarterly installments, the first day of each calendar quarter thereafter, in each case through the final installment payout date elected by the Participant with respect to such deferral; provided that the first of such dates shall be (A) with respect to Executive Retirement Payments, not less than twelve (12) months after the Participant's Retirement date and (B) with respect to all other Retirement Benefit payments, on or after the Participant's Retirement date; and provided, further, that the final installment payout date with respect to such deferral occurs (X) no earlier than the second anniversary of the first installment payment and (Y) no later than the earlier of (I) the quarter prior to the fifteenth anniversary of the first installment payment and (II) the fifteenth anniversary of the Participant's Normal Retirement Date.

     (ll) "Retirement Benefit Lump Sum Payout Date" means, with respect to a deferral made by a Participant, the first day of the calendar quarter elected (initially or upon re-deferral pursuant to Section 8(b)(3)) by the Participant for a lump sum


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          payout of a Retirement Benefit; provided that such date shall be (A)
          with respect to Executive Retirement Payments, not less than twelve
          (12) months after the Participant's Retirement date and (B) with respect to all other Retirement Benefit payments, on or after the Participant's Retirement date; and provided, further, that such date shall be no later than the fifteenth anniversary of the Participant's Normal Retirement Date.

     (mm) "Retirement Eligible" means a Participant who is an Employee and who has attained the earlier of (i) age sixty-five (65), or (ii) age fifty-five (55) with five (5) Years of Service.

     (nn) "Severance Payments" means severance payments (including pension enhancements) payable pursuant to Change in Control severance agreements entered into between Wyeth and members of the Finance Committee, Operations Committee, and other principal elected corporate officers and key Employees of Wyeth, which provide for severance benefits to such Employees in the event of their termination of employment following a Change in Control.

     (oo) "Short-Term Payout" means the type of payout available to a Participant as described in Section 8(a).

     (pp) "Short-Term Payout Date" means, with respect to a deferral made by a Participant, the first day of the calendar quarter elected by the Participant for payment of a Short-Term Payout; provided that such date shall be in a Plan Year which, in the case of an initial election, is at least three (3) but no more than fifteen (15) years after the end of the Plan Year in which the deferral occurs and in the case of a re-deferral pursuant to Section 8(a)(2), is at least three
          (3) but not more than fifteen (15) years after the date on which the Short-Term Payout, but for the re-deferral, would have been paid; and provided, further, that in each case such date shall be no later than the fifteenth anniversary of the Participant's Normal Retirement Date.

     (qq) "Subsidiary(ies)" means, as to any person, any corporation, partnership or joint venture, of which (or in which) such person, together with one or more of its subsidiaries, directly or indirectly owns more than fifty percent (50%) of the interest in the capital or profits of such corporation, partnership or joint venture.

     (rr) "Trust Agreement" means an agreement between the Trustee and Wyeth covering a grantor trust which Wyeth may, in its sole discretion, establish in connection with the Plan as described in Section 9(g).

     (ss) "Trustee" means the trustee named by Wyeth from time to time as the trustee for the Trust Agreement.

     (tt) "Wyeth ERP" means the Wyeth Executive Retirement Plan, as amended from time to time.


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     (uu) "Wyeth SERP" means the Wyeth Supplemental Executive Retirement Plan, as amended from time to time.

     (vv) "Wyeth SESP" means the Wyeth Supplemental Employee Savings Plan, as amended from time to time.

     (ww) "Year of Service" shall have the same meaning as in the Wyeth Retirement Plan.

     (xx) "Yearly or Quarterly Installment Method" means a yearly (or quarterly) installment payment over the number of years (or quarters) selected by the Participant in accordance with the Plan, calculated as follows: the Deferral Account of the Participant shall be calculated as of the close of business on the date of reference (or, if the date of reference is not a business day, on the immediately following business day). The date of reference with respect to the first yearly (or quarterly) installment payment dates shall be as provided in Section 1(kk), and the date of reference with respect to subsequent yearly (or quarterly) installment payment dates shall be the anniversary date or dates thereof in the applicable year. The yearly (or quarterly) installment shall be calculated by multiplying the portion of the Deferral Account not allocated to the Deemed Interest Investment Option or the Market Interest Option by a fraction, the numerator of which is one (1), and the denominator of which is the remaining number of yearly (or quarterly) payments due the Participant. By way of example, if the Participant elects ten (10) yearly (or forty (40) quarterly) installment payments, the first payment shall be one-tenth (1/10) (or one-fortieth (1/40)) of the Deferral Account, calculated as described in this definition. For the following payment, the payment shall be one-ninth (1/9) (or one thirty-ninth (1/39)) of the Deferral Account, calculated as described in this definition.

               Section Two - DEFERRALS UNDER THE PREDECESSOR PLAN

Prior to April 1, 2001, Wyeth maintained the Predecessor Plan, which allowed members of a select group of management or highly compensated employees to defer receipt of various types of compensation. In addition, some of those employees had separate non-qualified plan balances consolidated into the Predecessor Plan as of the Original Effective Date. Except as otherwise provided herein, any Participant who has a Deferral Account as of April 1, 2001 shall continue to have that portion of his or her Deferral Account that is in existence as of that date governed under the Plan by the distribution provisions of the Predecessor Plan as elected by the Participant prior to April 1, 2001.

                   Section Three - PARTICIPATION IN THE PLAN

     (a) Participation on the Amended and Restated Effective Date. A Participant in the Plan on the Amended and Restated Effective Date shall continue to be a Participant in the Plan.

     (b) Participation after the Amended and Restated Effective Date. An Employee who is an Eligible Employee on the Amended and Restated Effective Date but not a Participant, or an Employee who first becomes an Eligible Employee after the


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          Amended and Restated Effective Date during a Plan Year, may commence participation in the Plan as set forth in Section 3(c) and (d) below.

     (c) Enrollment Requirements. As a condition to participation, each Eligible Employee who elects to participate in the Plan shall complete, execute, and return to the Recordkeeper such forms as are required from time to time by the Administrator, and all such forms must be submitted to the Recordkeeper within thirty (30) days (or such other time period as the Administrator determines in its sole discretion) of the date that an Employee is first notified that he or she is an Eligible Employee. In addition, the Administrator may establish from time to time such other enrollment requirements as it determines in its sole discretion are appropriate.

     (d) Commencement of Participation. Except as provided in Section 3(a) above, once an Eligible Employee has met all of the enrollment requirements set forth in the Plan, including returning all required documents within the specified time period, the Eligible Employee shall commence participation in the Plan on the first day of the month following the month in which the Eligible Employee completes all enrollment requirements; provided, however, that the Administrator may designate, in its sole discretion, another commencement date that is administratively reasonable. If an Eligible Employee fails to meet all of the enrollment requirements within the period required in accordance with Section 3(c), that Employee shall not be eligible to participate in the Plan again until the first day of the following Plan Year, again subject to timely delivery to and acceptance by the Recordkeeper of the required forms.

                    Section Four - DEFERRALS UNDER THE PLAN

     (a)  Deferral of Base Salary and/or Bonus Compensation.

          (1) Subject to the following sentence, for each Plan Year, a Participant may designate a percentage of his or her Base Salary and/or Bonus Compensation that is payable in a Plan Year to be deferred in accordance with Section 6. To be eligible to make a deferral of Base Salary (but not Bonus Compensation) into the Plan, six percent (6%) of the amount of Base Salary elected must be deferred in accordance with the Plan for a Plan Year to be deferred under the Wyeth SESP for the same Plan Year in accordance with the Wyeth SESP's rules. The remaining elected deferral amount under the Plan shall then be deferred into the Plan.

          (2) For each Base Salary and/or Bonus Compensation deferral (adjusted to reflect Investment Earnings/Losses with respect thereto), a Participant shall make appropriate distribution elections in accordance with Section 8 below with respect to such deferral amounts. Notwithstanding any provision of the Plan to the contrary, all elections shall be required to provide for the same Short-Term Payout Date, Retirement Benefit Lump Sum Payout Date or Retirement Benefit


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          Installment Payout Dates, as the case may be, for all deferrals of
          Base Salary and Bonus Compensation in the same Plan Year.

          (3) A deferral election described above in this Section 4(a) with respect to any Plan Year may not be revoked by a Participant.

     (b)  Deferral of Severance Payments.

          (1) A Participant may designate a percentage of any Severance Payment that is payable in a Plan Year to be deferred in accordance with
               Section 6; provided, however, that such designation shall be given effect only if the Participant is Retirement Eligible at the time of his or her termination of employment.

          (2) For any Severance Payment deferral (adjusted to reflect Investment Earnings/Losses with respect thereto), a Participant shall make appropriate distribution elections in accordance with
               Section 8 below with respect to each such deferral.

     (c)  Deferral of Executive Retirement Payments.

          (1) A Participant may designate a percentage of his or her Executive Retirement Payments to be deferred in accordance with Section 6; provided, however, that such designation may not be revoked by the Participant but shall be given effect only if the Participant is Retirement Eligible at the time of his or her termination of employment.

          (2) For each Executive Retirement Payment deferral (adjusted to reflect Investment Earnings/Losses with respect thereto), a Participant shall make appropriate distribution elections in accordance with Section 8 below. A Participant shall be permitted to make a separate deferral election with respect to amounts transferred to the Plan from the Wyeth SERP, the Wyeth ERP and the Wyeth SESP.

     (d) Minimum/Maximum Amount of Deferral. For each Plan Year, a Participant may elect to defer Base Salary, Bonus Compensation, Severance Payments and Executive Retirement Payments, if applicable, under Sections 4(a), 4(b) and 4(c) in increments of at least one percent (1%) (unless the Administrator determines otherwise in its sole discretion) up to a maximum deferral of one hundred percent (100%) of each type of deferral the Participant elects to make with respect to that Plan Year.

                   Section Five - INVESTMENT EARNINGS/LOSSES

     (a) Investment Earnings/Losses. Amounts allocated to a Deferral Account shall be deemed to have realized Investment Earnings/Losses based on the Investment Option or Options selected from time to time by the respective Participants. Such Investment Earnings/Losses shall be credited and debited to the Deferral


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          Accounts of Participants in accordance with the debiting and crediting provisions of Section 7(g).

     (b) Market Interest Option. Unless the Committee determines otherwise, the Investment Options shall include the "Market Interest Option." The Market Interest Option shall credit Investment Earnings as follows:

          (1) For amounts allocated to the Market Interest Option on or after the Amended and Restated Effective Date and prior to the DRI Closing Date, (I) at the rate of 10% per annum, compounded quarterly until the day prior to the Partial Termination Date and
               (II) at the Market Rate thereafter.

          (2) For amounts allocated to the Market Interest Option on or after the DRI Closing Date, at the Market Rate.

                        Section Six - DEFERRAL ELECTIONS

     (a) Deferral Elections. All deferrals made in accordance with Section 4 shall be evidenced by the Participant's properly executing and submitting such Election Forms and other forms as may be required by the Recordkeeper in accordance with its rules and the rules set forth in this Section 6.

     (b) Deferrals of Base Salary and/or Bonus Compensation. Except for a Participant's first year of Plan participation, a Participant's election to defer Base Salary and/or Bonus Compensation in accordance with Section 4(a) with respect to a particular Plan Year must be received by the Recordkeeper no later than the last day of the preceding Plan Year. For a Participant's first year of Plan participation, deferral elections must be made in accordance with
          Section 3(c) and shall only apply to Base Salary earned and Bonus Compensation first determined after the election. Each Participant must designate on the Election Form the timing and form of distribution of such Base Salary and/or Bonus Compensation (adjusted to reflect Investment Earnings/Losses with respect thereto) in accordance with the distribution options described in Section 8.

     (c) Deferrals of Severance Payments. A Participant's election to defer a Severance Payment in accordance with Section 4(b) must be received by the Recordkeeper prior to the date the applicable Change in Control following which a Participant becomes entitled to receive such Severance Payment. The Participant must designate on the Election Form the timing and form of distribution of the Severance Payment (adjusted to reflect Investment Earnings/Losses with respect thereto) in accordance with the options described in Section 8.

     (d) Deferrals of Executive Retirement Payments. A Participant's election to defer Executive Retirement Payments in accordance with Section 4(c) must be received by the Recordkeeper prior to the date of the Participant's Retirement. The Participant must designate on the Election Form the timing and form of such distribution of Executive Retirement Payments (adjusted to reflect Investment Earnings/Losses with respect thereto) in accordance with the options described in


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          Section 8. Notwithstanding any other provision of the Plan to the contrary, an election to defer such payments shall not apply to any payment scheduled to commence within twelve (12) months of such election.

                       Section Seven - DEFERRAL ACCOUNTS

     (a) Establishment of Deferral Accounts. The Recordkeeper shall establish and maintain an individual Deferral Account under the Plan on behalf of each Participant by or on behalf of whom deferrals have been made under Section 4 to track the Investment Earnings/Losses or other elections applicable to the Deferral Account of the Participant. The Deferral Account of each Participant may have subaccounts established and maintained as appropriate to reflect the Investment Option(s) and/or distribution elections selected by the Participant.

     (b) Crediting of Amounts Deferred. A Participant's Deferral Account shall be credited by the Recordkeeper for deferral amounts after such amounts are withheld and deferred pursuant to a Participant's elections on the appropriate Election Form with an amount equal to the amounts deferred by the Participant in accordance with Section 7(g). Such amounts shall be allocated among the available Investment Options in accordance with the selections made by the Participant among the Investment Options pursuant to Section 7(f).

     (c) Crediting/ Debiting of Deferral Account. In accordance with Section 7(g) and subject to the rules and procedures that are established from time to time by the Administrator and/or the Recordkeeper (which may or may not be in writing), Investment Earnings/Losses shall be credited or debited to a Participant's Deferral Account.

     (d) Election of Investment Options. A Participant, in connection with his or her initial deferral election under the Plan or in connection with the amendment and restatement of the Plan, shall elect, on the Election Form(s), one or more Investment Option(s) as described in
          Section 7(f) below to be used to determine the additional amounts to be credited or debited to his or her Deferral Account. Such elections shall continue to apply to his or her Deferral Account unless changed in accordance with the next sentence. The Participant may (but is not required to) elect on any business day, by submitting an Election Form(s) to the Recordkeeper that is accepted by the Recordkeeper (which submission may take the form of an electronic or telephonic transmission, if required or permitted by the Administrator), to add or delete one or more Investment Option(s) to be used to determine the additional amounts to be credited or debited to his or her Deferral Account, or to change the portion of his or her Deferral Account allocated to each previously or newly elected Investment Option(s). If an election is made in accordance with the previous sentence, it shall apply the next business day (unless otherwise determined by the Administrator) and shall continue until the Participant makes any changes to those elections in accordance with the previous sentence. Notwithstanding the foregoing, except in accordance with Section 8(h), in no event may a Participant elect to add or delete the Deemed Rate of Interest as an Investment Option or add amounts to or transfer amounts from that Investment Option, once any Retirement Benefit payment as described in
          Section 8(b) has commenced. In addition to the blackout periods and other restrictions set forth in the Company's Securities Transactions Policy, as amended from time to time, the Company may impose such additional restrictions on transfers by Participants in the Company Stock Fund as it deems necessary or advisable in order to comply with federal or state securities laws (including, but not limited to Rule 16b-3 of the Securities Exchange Act of 1934, as amended). Any Participant subject to such restrictions shall be notified by the Administrator or its delegate.

     (e) Proportionate Allocation. In making any election described in Section 7(d) above, the Participant shall specify on the Election Form(s), in percentage increments of at least one percent (1%) (unless the Administrator determines otherwise in its sole discretion) the percentage of his or her Deferral Account to be allocated to an Investment Option.

     (f) Investment Options. The Administrator may, in its sole discretion, amend or change available Investment Options. Any discontinuation of an Investment Option shall not take effect prior to the first day of the calendar quarter that follows by at least thirty (30) days the day on which the Administrator generally gives Participants written notice of such change. If any Investment Option is discontinued, Participants having selected such Investment Option must designate another Investment Option for the portion by his or her Deferral Account allocated thereto within the timeframe designated by the Administrator. A Participant may elect any new Investment Option added by the Administrator ten (10) business days after being notified that the Investment Option was added. If the Recordkeeper receives an initial Election Form that it deems to be incomplete, unclear or improper, the Participant shall be deemed to have filed no direction with respect thereto. If the Recordkeeper receives a revised Election Form that it deems to be incomplete, unclear or improper, or fails to receive a revised Election Form when one is required to be filed, the Participant's Investment Option election then in effect shall remain in effect, except in the case of a discontinued Investment Option, in which case the Participant shall be deemed to have filed no direction with respect thereto. Effective as of the Amended and Restated Effective Date, if the Recordkeeper possesses (or is deemed to possess as provided in the previous sentence) at any time directions as to Investment Options of less than all of the Participant's Deferral Account, the Participant shall be deemed to have elected for the undesignated portion of his or her Deferral Account the Market Interest Option or such other Investment Option as determined by the Administrator in its sole discretion. Each Participant hereunder, as a condition to his or her participation hereunder, agrees to indemnify and hold harmless the Committee, the Administrator, and the Company, and their agents and representatives, from any losses or damages of any kind relating to the Investment Options made available hereunder.

     (g) Crediting or Debiting Method. The performance of each elected Investment Option (either positive or negative) will be determined by the Recordkeeper, in accordance with the rules established by the Administrator in its sole discretion, based on the performance of the actual Investment Options themselves. A Participant's Deferral Account shall be credited or debited on each business day, or as otherwise determined by the Recordkeeper in accordance with the rules established by the Administrator in its sole discretion, as though: (i) the amounts of the Participant's deferral election were actually deferred no later than the close of business on the third business day after the day on which (x) such amounts were otherwise payable to the Participant as Base Salary, Bonus Compensation, or a Severance Payment and (y) in the case of Executive Retirement Payments the date of the Participant's Retirement; (ii) a Participant's Deferral Account was actually invested in the Investment Options(s) selected by the Participant, in the percentages elected by the Participant as of such date, at the closing price on such date; and (iii) any distribution made to a Participant that decreases such Participant's Deferral Account ceased being invested in the Investment Options(s), in the percentages applicable to such day, no earlier than three (3) business days prior to the distribution, at the closing price on such date.

     (h) No Actual Investment. Notwithstanding any other provision of the Plan, the Investment Options are to be used for measurement purposes only, and a Participant's election of any such Investment Options, the allocation to his or her Deferral Account thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Deferral Account shall not be considered or construed in any manner as an actual investment of his or her Deferral Account in any such Investment Options. In the event that Wyeth, in its discretion, decides to invest funds in any or all of the Investment Options, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Deferral Account shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by Wyeth or the Trust. The Participant shall at all times remain an unsecured creditor of Wyeth.

                         Section Eight - DISTRIBUTIONS

     (a)  Short-Term Payouts.

          (1) Commencement of Payment of Short-Term Payouts. In connection with each election to defer Base Salary and/or Bonus Compensation, a Participant may elect to receive a "Short-Term Payout" with respect to each such elected deferral. Each Short-Term Payout shall be a lump-sum payment equal to the deferred amount, plus or minus Investment Earnings/Losses debited or credited thereto in the manner provided in Section 7(g), determined at the time the Short-Term Payout becomes payable. Each Short-Term Payout elected shall be payable on the Short-Term Payout Date designated by the Participant on the Election Form with respect thereto. Short-Term Payouts shall be made as soon as practicable after the applicable Short-Term Payout Date elected by the Participant on the applicable Election Form; provided, however, that in no event shall such payment be made later than thirty (30) days after the relevant elected date.

          (2) Re-Deferral of Short Term Payout. Notwithstanding anything in the Plan to the contrary, a Participant who is an active Employee, may, with respect to each elected Short-Term Payout, on a form designated by the Recordkeeper, elect (on one or more occasions) to re-defer such Short-Term Payout to another allowable Short-Term Payout Date; provided, however, that any such re-deferral election shall not apply (i) unless it is accepted by the Recordkeeper in accordance with the rules established by the Administrator in its sole discretion, and (ii) to any payment that would have been made under a prior election within twelve
               (12) months of the date of such new election. In the event that a scheduled Short-Term Payout, if paid, would (or in the judgment of the Administrator, acting in its sole discretion, would be reasonably likely to) result in the loss of deductibility for federal income tax purposes of any compensation paid by the Company due to the limitations of Section 162(m) of the Code in any given year, then the scheduled Short-Term Payout shall be automatically re-deferred for a period of three (3) years. Subject to the foregoing, the last Election Form accepted by the Recordkeeper shall govern the Short-Term Payout Date of that Short-Term Payout (adjusted to reflect Investment Earnings/Losses with respect thereto).

          (3) Changing a Short-Term Payout to a Retirement Benefit. A Participant may change any Short-Term Payout election up to the date of Retirement to an allowable Retirement Benefit payout by submitting a new Election Form to the Recordkeeper; provided, however, that any such Election Form is (i) submitted at least twelve (12) months prior to the Retirement Benefit Lump Sum Payout Date or the initial Retirement Benefit Installment Payout Date, as the case may be, elected by the Participant, and (ii) accepted by the Recordkeeper in accordance with the rules established by the Administrator in its sole discretion; provided, further, however, that such election shall not apply to any payment that would have been made under a prior election within twelve (12) months of the date of such new election.

          (4) Re-Deferral or Changing a Short-Term Payout on or after the Amended and Restated Effective Date. Notwithstanding anything to the contrary in the Plan, on and after the Amended and Restated Effective Date, a Short-Term Payout election made in accordance with Sections 8(a)(2) or 8(a)(3) shall not apply unless (i) no portion of the Participant's Deferral Account subject to such Short-Term Payout is allocated to the Deemed Interest Investment Option at the time of the election and (ii) the Participant waives the right to allocate any portion of such amount to the Deemed Interest Investment Option at any time on or after such election.

     (b)  Retirement Benefit Payout.

          (1) Commencement of Retirement Benefit. A Participant who Retires shall receive, as a "Retirement Benefit", the portion of his or her Deferral Account that he or she has not elected to be distributed in the form of a Short-Term Payout, or that is not distributed in accordance with another provision of the Plan as a result of the Participant's death, Disability or termination of employment prior to Retirement.

          (2) Time of Payment of Retirement Benefit. An active Participant, in connection with each type of deferral of Retirement Benefits, shall elect to receive that deferral (adjusted to reflect Investment Earnings/Losses with respect thereto) on either a Retirement Benefit Lump Sum Payout Date or on Retirement Benefit Installment Payout Dates elected by such Participant. A Participant may change any Retirement Benefit payout election up to the date of Retirement to an allowable alternative Retirement Benefit payout date or dates by submitting a new Election Form to the Recordkeeper; provided that any such Election Form is (i) submitted at least twelve (12) months prior to the Retirement Benefit Lump Sum Payout Date or the initial Retirement Benefit Installment Payout Date, as the case may be, elected by the Participant, and (ii) accepted by the Recordkeeper in accordance with rules established by the Administrator in its sole discretion; and provided, further, that such election shall not apply to any payments that would have been made under a prior election or the terms of any other plan within twelve (12) months of the date of such new election. The last Election Form accepted by the Recordkeeper shall govern the payout date or dates of that Retirement Benefit (adjusted to reflect Investment Earnings/Losses with respect thereto).

          (3) Re-deferral of Retirement Benefits. A Retired Participant may elect to re-defer Retirement Benefits prior to the commencement of any payments thereof to another allowable Retirement Benefit Lump Sum Payout Date or other allowable Retirement Benefit Installment Payout Dates; provided, however, that such re-deferral election shall not apply (i) to any Retiree to whom payment of any Retirement Benefit has already commenced and (ii) unless it is accepted by the Recordkeeper in accordance with the rules established by the Administrator in its sole discretion; provided, further, however, that such re-deferral election shall not apply to any payments that would have been made under a prior election or the terms of any other plan within twelve (12) months of the date of such new election.

          (4) Form of Distribution of Retirement Benefits. A Participant, in connection with each deferral of Retirement Benefits, shall elect to receive the deferral (adjusted to reflect Investment Earnings/Losses with respect thereto) in a lump sum on a Retirement Benefit Lump Sum Payout Date elected by the Participant or in quarterly or yearly installment payments on Retirement Benefit Installment Payout Dates elected by the Participant. A Participant may change his or her election up to the date of Retirement to an allowable alternative form of payout by submitting a new Election Form to the Recordkeeper; provided, however, that any such Election Form is (i) submitted at least twelve (12) months prior to the Retirement Benefit Lump Sum Payout Date or the initial Retirement Benefit Installment Payout Date, as the case may be, elected by the Participant, and (ii) accepted by the Recordkeeper in accordance with rules established by the Administrator in its sole discretion; provided, further, however, that such election shall not apply to any payments that would have been made under a prior election or the terms of any other plan within twelve (12) months of the date of such new election. (Changes may not be made after Retirement except in accordance with Section 8(b)(3).) The Election Form last accepted by the Recordkeeper shall govern the form of a Retirement Benefit (adjusted to reflect Investment Earnings/Losses with respect thereto). Retirement Benefit payments shall be made as soon as practicable after the applicable Retirement Benefit Lump Sum Payout Date or Retirement Benefit Installment Payout Dates elected by the Participant on the applicable Election Form; provided, however, that in no event shall such payments be made later than thirty (30) days after the relevant elected dates.

          (5) Installment Payments for Retirement Benefits Allocated to Investment Options (Other than the Deemed Interest Investment Option or the Market Interest Option). The amount of each installment payment with respect to the portion of a Deferral Account that is allocated to an Investment Option (other than the Deemed Interest Investment Option or the Market Interest Option) shall be determined by the Yearly Installment Method, if the Participant elected to receive annual installments or the Quarterly Installment Method, if the Participant elected to receive quarterly installments.

          (6) Installment Payments for Retirement Benefits Allocated to the Market Interest Option. The amount of each installment payment with respect to the portion of a Deferral Account that is allocated to the Market Interest Option shall be determined by the following annuity methodology. The amount of each installment payment shall be calculated by the Recordkeeper as an annuity at the beginning of the installment payout period elected by the Participant and shall be recalculated each time there is a change in the Market Rate or the Participant transfers an amount into or out of the Market Interest Option, based on: (i) the balance of the applicable portion of the Participant's Deferral Account that is allocated to the Market Interest Option (adjusted to reflect interest at the Market Rate then in effect in accordance with clause (iii)) immediately following the date of the change in the Market Rate or the Participant's transfer as applicable, (ii) the number of remaining installments, (iii) the Market Rate in effect at the time of the calculation (assuming that the Market Rate will remain unchanged throughout the payout period), and (iv) a final value of the portion of the Participant's Deferral Account allocated to the Market Interest Option of zero dollars ($0).

          (7) Installment Payments for Retirement Benefits Allocated to the Deemed Interest Investment Option. Subject to Section 8(h), the amount of each installment payment with respect to the portion of a Deferral Account that is allocated to the Deemed Interest Investment Option shall be determined by the following annuity methodology. The amount of each installment payment shall be calculated by the Recordkeeper as an annuity at the beginning of the installment payout period elected by the Participant, based on: (i) the balance of the applicable portion of the Deferral Account that is allocated to the Deemed Interest Investment Option (adjusted to reflect Deemed Interest with respect thereto) on the business day prior to the payout date of each installment, (ii) the number of remaining installments, (iii) the Deemed Rate of Interest then in effect, and (iv) a final value of zero dollars ($0). All amounts allocated to the Deemed Interest Investment Option will be distributed to Participants as soon as practicable following the Partial Termination Date pursuant to
               Section 8(h), and this Section 8(b)(7) will cease to be applicable on or after the Partial Termination Date.

     (c) Payment Upon Separation From Service. Notwithstanding anything in the Plan to the contrary, in the event a Participant terminates employment with the Company for reasons other than Retirement, death or Disability, or in the event that any Subsidiary that employs a Participant ceases to be a wholly-owned Subsidiary of Wyeth, the entire balance of the Participant's Deferral Account (adjusted to reflect Investment Earnings/Losses with respect thereto) shall be distributed to the Participant in a single lump sum within ninety (90) days thereafter. The foregoing shall not apply in the case of a Participant who is Retirement Eligible as of his or her date of termination of employment or the date on which such Subsidiary ceases to be a wholly-owned Subsidiary of Wyeth, as the case may be.

     (d) Payment Upon Death. Notwithstanding anything in the Plan to the contrary, in the event a Participant dies prior to the receipt of any or all of his or her Deferral Account, the balance of such account shall be distributed in a single lump sum to the Participant's Beneficiary(ies) within ninety (90) days following the date the Administrator is notified of his or her death.

     (e)  Acceleration of Payments.

          (1) Acceleration of Payments Following a Change in Control. Notwithstanding anything in the Plan to the contrary, during the twenty-four (24) month period following a Change in Control, a Participant may elect to accelerate any or all payments not currently due under the Plan to a single sum payment to be made on (i) a date that is at least twelve (12) months subsequent to such election, without a penalty or forfeiture, or (ii) with the imposition of a withdrawal penalty equal to six percent (6%) of the accelerated payment, any date within twelve (12) months of such election. Payments shall be made as soon as practicable after the date elected for payment; provided, however, that in no event shall payment be made later than thirty (30) days thereafter.

          (2) Acceleration of Payments with a Ten Percent Penalty. Notwithstanding anything in the Plan to the contrary, a Participant may elect at any time to accelerate any or all payments not currently due under the Plan to a single sum payment with the imposition of a withdrawal penalty equal to ten percent (10%) of the Participant's entire Deferral Account calculated immediately prior to the withdrawal. As of the date of the withdrawal, and for the remainder of the Plan Year, any Base Salary or Bonus Compensation deferral elections made by the Participant for the Plan Year in which the withdrawal occurs in accordance with Section 6(b) then in effect shall be cancelled with respect to any amounts not credited to the Participant's Deferral Account as of the date of the withdrawal. Payment of the withdrawn amount shall be made as soon as practicable after the date of the Participant's election; provided, however, that in no event shall payment be made later than thirty (30) days thereafter.

     (f)  Disability Waiver.

          (1) Waiver of Deferral. A Participant who is determined by the Administrator to be suffering from a Disability shall be excused from fulfilling that portion of any current deferral election that would otherwise have been withheld for the Plan Year during which the Participant first suffers a Disability. During the period of Disability, the Participant shall not be allowed to make any additional deferral elections, but will continue to be considered a Participant for all other purposes of the Plan.

          (2) Return to Work. If a Participant returns to employment with the Company after a Disability ceases, the Participant may elect to defer additional amounts in accordance with the Plan for the Plan Year following his or her return to employment or service and for every Plan Year thereafter while an Eligible Employee and Participant, provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Recordkeeper.

          (3) Continued Eligibility; Disability Benefit. A Participant suffering a Disability shall, for benefit purposes under the Plan, continue to be considered to remain a Participant to be eligible for the benefits provided for in this Section 8 in accordance with its provisions. Notwithstanding the above, the Administrator shall have the right to, in its sole discretion and for purposes of the Plan only, with respect to a Participant who has been determined to have suffered a Disability, pay out his or her Deferral Account balance in a lump sum.

     (g) Other Distributions. Subject to Section 8(h), any distributions that are required to be made due to the provisions of the Predecessor Plan with respect to a type of deferral no longer eligible to be deferred as of the Amended and Restated Effective Date, shall be made in accordance with Section 2.

     (h) Distribution on Partial Termination of Deemed Interest Investment Option. Notwithstanding anything to the contrary in the Plan, the Plan will partially terminate on the Partial Termination Date with respect to all amounts allocated to the Deemed Interest Investment Option on such date and each Participant will receive a cash lump sum payment as soon as practicable following the Partial Termination Date equal to the portion of his or her Deferral Account, if any, allocated to the Deemed Interest Investment Option on the Partial Termination Date. The provisions of this Section 8(h) shall supersede and replace any Plan election by a Participant to the contrary. Each Participant may elect on or before the DRI Election Date, by submitting a Partial Termination Election Form to the Recordkeeper that is accepted by the Recordkeeper, to transfer all or a part of the portion of his or her Deferral Account that is allocated to the Deemed Interest

          Investment Option to another Investment Option(s). The last Partial Termination Election Form accepted by the Recordkeeper by the DRI Election Date from a Participant shall revoke any and all prior Partial Termination Election Forms received by the Recordkeeper from such Participant and shall govern the Participant's election in accordance with this Section 8(h). No Partial Termination Election Form will be accepted by the Recordkeeper after the DRI Election Date and no Participant may revoke or amend a Partial Termination Election Form after the DRI Election Date. Any Base Salary deferrals that are credited to a Participant's Deferral Account after the DRI Election Date and on or before December 31, 2003 will be allocated proportionately in accordance with the Participant's election under this Section 8(h).

                          Section Nine - MISCELLANEOUS

     (a) Funding of the Plan. The Plan is unfunded and Wyeth has no obligation to set aside, earmark, or place in trust any funds with which to pay its obligations under the Plan. Wyeth's obligation under the Plan shall not be secured in any way and a Participant's rights shall not be secured in any way and a Participant's rights shall in no way be preferred over the general creditors of Wyeth.

     (b) Employment. Neither the Plan nor any agreement, document, form or instrument delivered or entered into pursuant hereto constitutes an employment contract between the Company and a Participant. Nothing herein or therein shall be construed to give a Participant the right to be retained in the service of the Company, nor interfere with the right of the Company to terminate or discipline a Participant at any time.

     (c) Governing Law. The Plan shall be construed and interpreted under the laws of the State of New Jersey and applicable provisions of federal law.

     (d) Taxes. The Company shall have the right to deduct from distributions otherwise payable from any deferral under the Plan any taxes required to be withheld under federal, state, or local law. For each Plan Year in which a deferral is being deducted for a Participant, the Company shall withhold from that portion of the Participant's Base Salary and/or Bonus Compensation that is not being deferred, in a manner determined by the Company, the Participant's share of FICA and other employment taxes on such deferral amounts. If necessary, the Company may reduce any amount deferred in order to comply with this Section.

     (e) Non-Assignable. A Participant's right to receive the amounts in his or her Deferral Account under the Plan may not be anticipated, assigned (either at law or equity), alienated, pledged, encumbered, or subjected to attachment, garnishment, levy, execution, or other legal process, and any attempt to effect any of the foregoing shall be void.

     (f) Minors and Incompetents. If the Administrator determines that any person to whom a payment is due hereunder is a minor or incompetent by reason of physical or mental disability, the Administrator shall have the power to cause the payments then due to such person to be made to another for the benefit of the minor or incompetent, without responsibility of the Company, the Committee, the Administrator or the Recordkeeper to see to the application of such payment, unless claim prior to such payment is made therefor by a duly appointed legal representative. Payments made pursuant to such power shall operate as a complete discharge of the Company, the Committee, and the Administrator.

     (g) Trust Fund. In connection with the Plan, Wyeth may, but shall not be required to, establish a grantor trust for the purpose of accumulating funds to satisfy the obligations incurred by Wyeth under the Plan. At any time, Wyeth may transfer assets to the trust to satisfy all or part of the obligations incurred by Wyeth, subject to the return of such assets at a time as determined in accordance with the terms of such trust. Any assets of the trust shall remain at all times subject to the claims of creditors of Wyeth in the event of Wyeth's insolvency, and no asset or other funding medium used to pay benefits accrued under the Plan shall result in the Plan not being considered as "unfunded" under ERISA. Notwithstanding the establishment of the trust, the right of any Participant to receive future payments under the Plan shall remain an unsecured claim against the general assets of Wyeth.

     (h) Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason or the Committee shall determine that any provision of the Plan would cause any Participant to be in constructive receipt for federal or state income tax purposes of any portion of his or her Deferral Account, then such provision will be considered null and void and the Plan shall be constructed and enforced as if the provision had not been included in the Plan as of the date such provision was determined to be illegal, invalid or to have the potential to cause a Participant to be in constructive receipt of a portion of his or her Deferral Account. Notwithstanding anything in the Plan to the contrary, the Committee reserves the right to amend, modify, cancel or rescind any Participant election or other action taken under the Plan by a Participant with respect to such Participant's Deferral Account in the event the Committee determines that such election or other action is or would be prohibited by any applicable law or that such election or other action would cause any Participant to be in constructive receipt for federal or state income tax purposes of any portion of his or her Deferral Account under any such law.

     (i) Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan upon the death of a Participant. The Beneficiary(ies) designated under the Plan may be the same as or different from the Beneficiary designation under any other plan of Wyeth in which the Participant participates. A Participant shall designate his or her Beneficiary(ies) by completing and signing the beneficiary designation form, and returning it to the Administrator or its designated agent. A Participant shall have the right to change his or her Beneficiary(ies) by completing, signing and otherwise complying with the terms of the beneficiary designation form and the Administrator's rules and procedures, as in effect from time to time. Upon the acceptance by the Administrator of a new beneficiary designation form, all Beneficiary designations previously filed shall be canceled. The Administrator shall be entitled to rely on the last beneficiary designation form filed by the Participant and accepted by the Administrator prior to his or her death. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Administrator or its designated agent. If a Participant fails to designate a Beneficiary(ies) as provided above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

     (j) Insurance. Wyeth, on its own behalf or on behalf of the Trustee of the trust, and, in its sole discretion, may apply for and procure insurance on the life of some or all Participants, in such amounts and in such forms as Wyeth may choose. Wyeth or the Trustee of the trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of Wyeth shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom Wyeth has applied for insurance.

                        Section Ten - EMERGENCY BENEFIT

In the event that the Administrator, upon the written request of the Participant, determines that the Participant has suffered an unforeseeable financial emergency, the Administrator shall in accordance with the request of the Participant (i) pay to the Participant as soon as possible following such determination, an amount not in excess of the amount needed to satisfy the emergency and any taxes payable on those amounts, and/or (ii) suspend any deferrals required to be made to the Plan by the Participant. The Participant making the request must document to the satisfaction of the Administrator that the distribution of the amount requested is necessary to satisfy the financial emergency and the amount requested is not in excess of the amount needed to satisfy the emergency and the taxes payable on those amounts. For this purpose, an "unforeseeable financial emergency" means an unanticipated emergency that is caused by an event beyond the control of the Employee that would result in severe financial hardship if the emergency distribution were not permitted and would include (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Administrator.

                  Section Eleven - ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Administrator which shall have full discretionary authority to interpret the Plan; to make all determinations as may be necessary or advisable; and to adopt, amend or rescind any rules, regulations, and procedures as it deems necessary or appropriate for the administration of the Plan. The interpretations, determinations, actions, and decisions of the Administrator shall be binding and conclusive for all purposes and upon all persons. The Administrator may delegate part or all of its responsibilities under the Plan to such party or parties as it may deem necessary or appropriate.

                   Section Twelve - AMENDMENT AND TERMINATION

The Board of Directors may amend or revise the terms of the Plan from time to time, or may discontinue the Plan, in whole or in part, at any time. However, such amendment, revision or discontinuance of the Plan may not adversely affect a Participant's benefit(s) accrued under the Plan prior to the date of such action.

                      Section Thirteen - CLAIMS PROCEDURE

If a Participant does not receive the timely payment of the benefits that he or she believes are due under the Plan, the Participant may make a claim for benefits in the manner hereinafter provided.

All claims for benefits under the Plan shall be made in writing and shall be signed by the Participant. Claims shall be submitted to the Administrator. If the Participant does not furnish sufficient information with the claim for the Administrator to determine the validity of the claim, the Administrator shall indicate to the Participant any additional information, which is necessary for the Administrator to determine the validity of the claim. Each claim hereunder shall be acted on and approved or disapproved by the Administrator within ninety
(90) days following the receipt by the Administrator of the information necessary to process the claim. In the event the Administrator denies a claim for benefits in whole or in part, the Administrator shall notify the Participant in writing of the denial of the claim and notify the Participant of his right to a review of the Administrator's decision by the Committee or such entity or person delegated such authority by the Committee. Such notice by the Administrator shall also set forth, in a manner calculated to be understood by the Participant, the specific reason for such denial, the specific provisions of the Plan on which the denial is based, and a description of any additional material or information necessary to perfect the claim, with an explanation of the Plan's appeals procedure as set forth in this Section 13. If the Administrator takes no action on a Participant's claim within ninety (90) days after receipt by the Administrator, such claim shall be deemed to be denied for purposes of the following appeals procedure. Any Participant whose claim for benefits is denied in whole or in part may appeal for a review of the decision by the Administrator. Such appeal must be made within three (3) months after the applicant has received actual or constructive notice of the denial as provided above. An appeal must be submitted in writing within such period and must:

     (a) request a review by the Administrator of the claim for benefits under the Plan;

     (b) set forth all of the grounds upon which the Participant's request for review is based or any facts in support thereof; and

     (c) set forth any issues or comments that the Participant deems pertinent to the appeal.

The Administrator shall act upon each appeal within sixty (60) days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered by the Administrator as soon as possible but not later than one hundred and twenty (120) days after the appeal is received. The Administrator may require the Participant to submit such additional facts, documents or other evidence as the Administrator in its discretion deems necessary or advisable in making its review. The Participant shall be given the opportunity to review pertinent documents or materials upon submission of a written request to the Administrator, provided the Administrator finds the requested documents or materials are pertinent to the appeal. On the basis of its review, the Administrator shall make an independent determination of the Participant's eligibility for benefits under the Plan. The decision of the Administrator on any appeal of a claim for benefits shall be final and conclusive upon all parties thereto. In the event the Administrator denies an appeal in whole or in part, it shall give written notice of the decision to the Participant, which notice shall set forth, in a manner calculated to be understood by the Participant, the specific reasons for such denial and which shall make specific reference to the pertinent provisions of the Plan on which the Administrator's decision is based.


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


Wyeth

DEFERRED COMPENSATION PLAN


APPENDIX A

INVESTMENT OPTIONS


1.   Balanced Portfolio

2.   S&P 500 Index Portfolio or Total Stock Market Index Portfolio

3.   International Equity Portfolio

4. Deemed Interest Option " a hypothetical investment option which earns interest at the Deemed Rate of Interest

5.   Company Stock Fund

6.   Market Interest Option

7.   Large Cap Value Portfolio

8.   Large Cap Portfolio

9.   Small Cap Value Portfolio